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                                                                    Exhibit 23.1
                                                                    ------------

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1997 Long-Term Incentive Plan of SICOR Inc. (formerly Gensia Sicor Inc.) of our report dated March 8, 1999 with respect to the consolidated financial statements of SICOR Inc. (formerly Gensia Sicor Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP

                                    ERNST & YOUNG LLP

San Diego, California
July 9, 1999